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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-227404

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 25, 2018
PRELIMINARY PROSPECTUS SUPPLEMENT

Prospectus Supplement

(To Prospectus dated September 18, 2018)

$

Best Buy Co., Inc.

        % Notes due

        We are offering $            aggregate principal amount of        % notes due                        (the "notes"). The notes will mature on                         ,        . Interest on the notes will accrue from                        , 2018 and be payable on                and                of each year, beginning on                        ,         .

        We may redeem the notes, at any time in whole or from time to time in part, at the redemption prices described in this prospectus supplement under "Description of the Notes—Optional Redemption." If a change of control triggering event as described herein occurs, then, unless we have exercised our option to redeem the notes, we will be required to offer to purchase the notes at the price described in this prospectus supplement.

        The notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding.

        The notes will not be listed on any securities exchange. Currently, there is no public trading market for the notes.

        See "Risk Factors" on page S-4 for a discussion of certain risks that should be considered in connection with an investment in the notes.

	Price to Public(1)	Underwriting Discount	Proceeds to Best Buy

Per Note	%	%	%

Total	$	$	$

(1)
Plus accrued interest, if any, from                        , 2018, if settlement occurs after that date.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        We expect to deliver the notes to investors through the book-entry delivery system of The Depository Trust Company and its direct and indirect participants, including Euroclear and Clearstream, on or about                        , 2018.

Joint Active Book-Running Managers

BofA Merrill Lynch	Credit Suisse	US Bancorp

Passive Book-Running Manager

BBVA

The date of this prospectus supplement is September     , 2018.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes. The second part is the accompanying prospectus dated September 18, 2018, which we refer to as the "accompanying prospectus." The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to the notes. The accompanying prospectus also incorporates by reference documents that are described under "Incorporation by Reference" in that prospectus.

        We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus filed by us with the Securities and Exchange Commission. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted.

        References in this prospectus supplement to "Best Buy," "we," "us" and "our" and all similar references are to Best Buy Co., Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. However, in the "Description of the Notes" section of this prospectus supplement and the "Description of the Debt Securities" section of the accompanying prospectus, references to "we," "us" and "our" are to Best Buy Co., Inc. (parent company only) and not to any of its subsidiaries.

S-ii

SUMMARY

        The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus.

 Best Buy Co., Inc.

        We are a leading provider of technology products, services and solutions. We offer these products and services to customers who visit our stores, engage with Geek Squad agents or use our websites or mobile applications. We have retail operations in the U.S., Canada and Mexico.

        We operate two reportable segments: Domestic and International. The Domestic segment is comprised of the operations in all states, districts and territories of the United States, operating under various brand names including Best Buy, bestbuy.com, Best Buy Mobile, Best Buy Direct, Best Buy Express, Geek Squad, Magnolia Home Theater and Pacific Kitchen and Home. On February 28, 2018, we announced our intention to close all of our remaining Best Buy Mobile stand-alone stores by May 31, 2018, which we achieved in the second fiscal quarter. The International segment is comprised of all operations in Canada and Mexico under the brand names Best Buy, Best Buy Express, Best Buy Mobile, Geek Squad and the domain names bestbuy.ca and bestbuy.com.mx.

        Our purpose is: to enrich lives through technology. We aim to fulfill our purpose by addressing key human needs in areas like entertainment, productivity, communication, food, security, and health and wellness. We believe we are in an opportunity rich environment driven by technology innovation and the customers' growing need for help, and that Best Buy is well-positioned to capitalize on these opportunities because our combination of assets and capabilities gives us the ability to serve customers online, in stores and in their homes. Our business strategy is based on providing services and solutions that solve real customer needs and build deeper customer relationships.

        Best Buy Co., Inc. is a Minnesota corporation whose principal executive offices are located at 7601 Penn Avenue South, Richfield, Minnesota 55423. Our main telephone number is (612) 291-1000.

        References to our website addresses do not constitute incorporation by reference of the information contained on the websites.

Recent Developments

GreatCall Acquisition

        On August 15, 2018, we announced our execution of a definitive agreement to acquire GreatCall, Inc. for $800 million in cash. The transaction is subject to regulatory approvals and other customary closing conditions and is expected to close by the end of our third quarter in fiscal 2019. GreatCall is a leading provider of connected health and personal emergency response services to the aging population. In addition, GreatCall has a range of services, including a simple, one-touch connection to trained, U.S.-based agents who can connect the user to family caregivers, provide general concierge services, answer service-related questions and dispatch emergency personnel.

 The Offering

        The following is a brief summary of some of the terms of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus under "Where You Can Find More Information."

Issuer	Best Buy Co., Inc.
Securities Offered	$ % notes due .
Original Issue Date	, 2018.
Maturity Date	, .
Interest Rate	% per annum.
Interest Payment Dates	Interest on the notes will be paid semi-annually on and of each year, beginning on , 2019, and on the maturity date.
Optional Redemption	We may redeem the notes, at any time in whole or from time to time in part, at the redemption prices described under "Description of the Notes—Optional Redemption" in this prospectus supplement.
Purchase of Notes Upon a Change of Control Triggering Event

If a change of control triggering event as described in this prospectus supplement occurs with respect to the notes, then, unless we have exercised our option to redeem the notes, we will be required to offer to purchase the notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to the purchase date. See "Description of the Notes—Offer to Purchase Upon Change of Control Triggering Event" in this prospectus supplement.

Ranking	The notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding.
Covenants	The indenture contains covenants that, among other things, generally restrict the ability of us and certain of our subsidiaries to:
• incur debt secured by liens; and
• enter into sale and leaseback transactions.
These covenants are, however, subject to significant exceptions. See "Description of the Notes—Covenants" in this prospectus supplement.
Further Issuances	We may from time to time issue further notes ranking equally and ratably with the notes in all respects, including the same terms as to status, redemption or otherwise.

Form and Denomination

The notes will be issued in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global securities will be deposited with the trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company ("DTC"). Except in the limited circumstances described under "Description of the Notes—Book-Entry; Delivery and Form; Global Securities" in this prospectus supplement, notes in certificated form will not be issued or exchanged for interests in global securities.

Use of Proceeds

We intend to use the net proceeds from the sale of the notes for general corporate purposes, including, among other things, refunding, repurchasing, retiring upon maturity or redeeming other existing debt; funding for working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions. See "Use of Proceeds" in this prospectus supplement.

Trading

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market-making at any time without notice. See "Underwriting" in this prospectus supplement for more information about possible market-making by the underwriters.

Trustee	U.S. Bank National Association
Risk Factors

Before making an investment decision, prospective purchasers of notes should consider carefully all of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including, in particular, the information under "Risk Factors" beginning on page S-4 of this prospectus supplement and in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 3, 2018, which is incorporated by reference herein.

RISK FACTORS

        Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully consider the risks described under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 3, 2018, which is incorporated by reference herein and any other documents we may file with the SEC that are incorporated by reference herein, as well as the risks set forth below. See "Where You Can Find More Information." Additional risks not presently known to us or that we currently consider to be less significant may also have a material adverse effect on us.

The indenture governing the notes does not contain financial covenants or substantial restrictions on us or our subsidiaries.

        Neither we nor any of our subsidiaries are restricted from incurring additional unsecured debt or other liabilities under the indenture governing the notes. We may from time to time incur additional debt and other liabilities. In addition, we are not restricted from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock under the indenture governing the notes.

Our credit agreement contains restrictions that limit our flexibility in operating our business.

        We are party to a $1.25 billion five-year senior unsecured revolving credit agreement, which we refer to as the "Five-Year Facility Agreement", which contains covenants and other restrictions that limit our and certain of our subsidiaries' ability to, among other things:

  •
  incur additional indebtedness;

  •
  sell or transfer assets;

  •
  create liens;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

  •
  enter into transactions with our affiliates.

        Under the Five-Year Facility Agreement, we are required to maintain a specified leverage ratio and an interest coverage ratio. Our ability to meet these ratios can be affected by events beyond our control, and we cannot assure you that we will meet these ratios. A breach of any such covenant could result in an event of default under the Five-Year Facility Agreement. Upon the occurrence of such an event of default, the lenders could elect to declare all amounts outstanding under the Five-Year Facility Agreement to be immediately due and payable and terminate all commitments to extend further credit.

The notes will be structurally subordinated to the debt of our subsidiaries.

        None of our subsidiaries will guarantee the notes. Accordingly, the notes will be structurally subordinated to the secured and unsecured debt of our subsidiaries, as well as other claims of creditors of our subsidiaries.

We and our subsidiaries may not be able to generate sufficient cash to service all of our and their indebtedness, including the notes.

        Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and the operating performance of our subsidiaries, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that our subsidiaries will maintain a level of cash flows from operating activities sufficient to permit us and them to pay the principal, premium, if any, and interest on our indebtedness, including the notes. If our and our subsidiaries' cash flows and capital resources are insufficient to fund our debt service obligations and those of our subsidiaries, we or they may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes.

If we or any of our subsidiaries defaults on obligations to pay indebtedness, we may not be able to make payments on the notes.

        Any default under the agreements governing our indebtedness or the indebtedness of our subsidiaries, including a default under the Five-Year Facility Agreement, that is not waived by the required lenders and the remedies sought by the holders of such indebtedness, could prevent us from paying principal of, premium, if any, and interest on, the notes and substantially decrease the market value of the notes. If our subsidiaries are unable to generate sufficient cash flows and we are otherwise unable to obtain funds necessary to meet required payments of principal of, premium, if any, and interest on, our indebtedness, or if we or they otherwise fail to comply with the various covenants, including any financial and operating covenants, in the instruments governing our indebtedness (including covenants in the Five-Year Facility Agreement, the indentures governing the notes and the terms of our other indebtedness), we or they could be in default under the terms of the agreements governing such indebtedness. In addition, a default in payment under principal of, premium, if any, and interest on, our indebtedness, could constitute an event of default under any of our other debt.

        In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, and/or the lenders under the Five-Year Facility Agreement could elect to terminate their commitments thereunder, cease making further loans and we or our subsidiaries could be forced into bankruptcy or liquidation. If the operating performance of our subsidiaries declines to the extent that we cannot meet the financial ratio requirements in the Five-Year Facility Agreement, we or our subsidiaries may in the future need to obtain waivers from the required lenders under the Five-Year Facility Agreement or under our or their other indebtedness to avoid being in default. If we or any of our subsidiaries breach the covenants under the Five-Year Facility Agreement or under such other indebtedness and seek a waiver, we or they may not be able to obtain a waiver from the required lenders. If this occurs, we or our subsidiaries would be in default under the Five-Year Facility Agreement or under the instruments governing such other indebtedness, the lenders could exercise their rights, as described above, and we or our subsidiaries could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control triggering event.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all of the outstanding notes at 101% of their principal amount, plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Our failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes. The Five-Year Facility Agreement also provides that a change of control will be a default that permits the lenders thereunder to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

An active trading market for the notes may not develop.

        The notes constitute a new issue of securities, for which there is no existing market. We do not intend to apply for listing of the notes on any securities exchange. We cannot assure you whether trading markets for the notes will develop, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes.

        However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops, you may be unable to resell the notes at their fair market value or at any price.

If a trading market does develop, changes in our ratings or the financial markets could adversely affect the market prices of the notes.

        The market price for the notes will depend on many factors, including, among others, the following:

  •
  ratings on our debt securities assigned by rating agencies;

  •
  the prevailing interest rates being paid by other companies similar to us;

  •
  our results of operations, financial condition and prospects; and

  •
  the condition of the financial markets.

        The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

        Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market price of the notes.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the notes for general corporate purposes, which may include the following: refunding, repurchasing, retiring upon maturity or redeeming other existing debt; funding for working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions. As of the date of this prospectus supplement, we do not have any agreements, arrangements or commitments with respect to any material strategic investments and acquisitions that have not yet been publicly announced.

CAPITALIZATION

        The following sets forth our cash and cash equivalents and capitalization on a consolidated basis as of August 4, 2018. We have presented our cash and cash equivalents and capitalization on both an actual and an as adjusted basis to reflect the issuance and sale of the notes offered hereby. You should read the following table along with our financial statements and the accompanying notes to those statements, together with the information set forth under our "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the six months ended August 4, 2018 and in our Annual Report on Form 10-K for the fiscal year ended February 3, 2018, both of which are incorporated by reference in the accompanying prospectus. See "Where You Can Find More Information."

	As of August 4, 2018
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents(1)	1,865

Short-term debt	—		—

Long-term debt:
5.50% Notes due 2021	650
% Notes due offered hereby	—
Other long-term debt(2)	198

Total long-term debt	848
Total equity	3,186

Total capitalization(3)	$4,034	$

(1)
Does not include the anticipated use of approximately $800 million in cash for the acquisition of GreatCall.

(2)
Consists principally of financing lease obligations and capital lease obligations.

(3)
Total capitalization consists of total long-term debt and total equity.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated.

	Six Months Ended August 4, 2018	Fiscal Years Ended
		2018	2017	2016	2015	2014
Ratio of earnings to fixed charges(1)	4.83x	6.86x	6.97x	5.16x	5.08x	4.06x

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings represents earnings before income tax expense, noncontrolling interests and equity in income (loss) of affiliates plus fixed charges; and fixed charges include: (a) interest expense; (b) amortization of capitalized expenses related to debt; and (c) the portion of rental expense which management believes is representative of the interest component of rent expense.

DESCRIPTION OF THE NOTES

        The following description of the particular terms of the notes supplements the description of the general terms of the debt securities set forth under the heading "Description of the Debt Securities" in the accompanying prospectus. Capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the accompanying prospectus or the indenture referred to below.

General

        The notes will be issued under an indenture, dated as of March 11, 2011, between us and U.S. Bank National Association, as successor trustee (the "indenture"), as supplemented by a third supplemental indenture to be dated as of the closing date for this offering between us and U.S. Bank National Association, as successor trustee. The indenture is more fully described below and in the accompanying prospectus. The following description of the specific terms of the notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

        The notes initially will be limited to $            aggregate principal amount. We may issue additional notes without the consent of the holders of the notes, but we will not issue such additional notes unless they are fungible for U.S. federal income tax purposes with the notes offered hereby.

        The notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding.

        The maturity date of the notes will be                        ,        .

        The notes will be subject to legal defeasance and covenant defeasance as provided under "—Discharge, Defeasance and Covenant Defeasance" below.

        The notes will be issued in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

        The notes will not be redeemable prior to maturity, except as set forth below under "—Optional Redemption," and will not benefit from any sinking fund.

Interest and Principal

        The notes will bear interest from                        , 2018 at the annual fixed rate provided on the cover of this prospectus supplement. We will pay interest on the notes semi-annually on                and                of each year and on the maturity date (each, an "interest payment date"), beginning on                        ,         to the persons in whose names the notes are registered at the close of business on                and                , as the case may be (in each case, whether or not a business day) immediately preceding the related interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

        We will pay the principal of and interest on each note to the registered holder in immediately available funds upon presentation of the notes if in certificated form at the office or agency we maintain for this purpose, which is initially the corporate trust office of the trustee located at 60 Livingston Avenue, Saint Paul, Minnesota 55107, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at our option through the paying agent by check mailed to the registered holder at the close of business on the regular record date at such address as shall appear in the security register or by wire transfer of immediately available funds to an account specified in writing by such holder to us and the trustee prior to the relevant record date. Notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, so long as the notes are in book-entry form, we will make payments of principal and interest through the paying agent to DTC.

        Interest payable on any interest payment date or the maturity date shall be the amount of interest accrued from, and including, the preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including the original issue date, if no interest has been paid or duly provided for with respect to the notes) to, but excluding, such interest payment date or maturity date, as the case may be. If any interest payment date falls on a day that is not a business day, the interest payment will be made on the next succeeding business day, and we will not be liable for any additional interest as a result of the delay in payment. If the maturity date of the notes falls on a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day.

        The term "business day" means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place of payment.

Optional Redemption

        At any time before the Par Call Date, we will have the right at our option to redeem the notes, in whole or in part, at any time or from time to time, on at least 30 days' but not more than 60 days' notice, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) from the redemption date to the Par Call Date, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve-30 day months) at the Treasury Rate plus                basis points.

        At any time on or after the Par Call Date, we will have the right at our option to redeem the notes, in whole or in part, at any time and from time to time, on at least 30 days' but not more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the notes to be redeemed.

        The redemption price for the notes will include, in each case, accrued and unpaid interest on the principal amount of the notes to be redeemed to the redemption date.

        "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes (assuming, for this purpose, the notes mature on the Par Call Date).

        "Comparable Treasury Price" means, with respect to any redemption date (1) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us. "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and U.S. Bancorp Investments, Inc., or their respective affiliates which are primary U.S. government securities dealers and one other primary U.S. government securities dealer in the United States of America designated by us; provided, however, that if any of the foregoing ceases to be a primary U.S. government securities dealer in the United States of America (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer.

        "Par Call Date" means                        ,         (            months prior to the maturity date of the notes).

        "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by us, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

        On and after a redemption date, interest will cease to accrue on the notes called for redemption or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued and unpaid interest). On or before the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest to the redemption date on the notes to be redeemed on such date. If fewer than all of the notes are to be redeemed, the notes to be redeemed will be selected by the trustee by such method as the trustee will deem fair and appropriate; provided, however, that no notes of a principal amount of $2,000 or less shall be redeemed in part.

        Each notice of redemption will include, among other things, the following information: the redemption date; the redemption price (or the method of determining such price); the place or places where such notes are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the notes to be redeemed.

        Any notes to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new notes of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the notes that the holder surrenders.

Offer to Purchase Upon Change of Control Triggering Event

        If a Change of Control Triggering Event occurs with respect to the notes, unless we have exercised our option to redeem the notes as described under "—Optional Redemption," we will be required to make an offer (the "Change of Control Offer") to each holder of notes to purchase all or any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of that holder's notes on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes to be purchased, plus accrued and unpaid interest, if any, on such notes to the date of purchase (the "Change of Control Payment").

        Within 30 days following any Change of Control Triggering Event with respect to the notes or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be delivered to holders of the notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event with respect to the notes and offering to purchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered or, if the notice is delivered prior to the Change of Control, no earlier than 30 days and no later than

60 days from the date on which the Change of Control Triggering Event with respect to the notes occurs (the "Change of Control Payment Date"). The notice will, if delivered prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring with respect to the notes on or prior to the Change of Control Payment Date.

        On the Change of Control Payment Date with respect to the notes, we will, to the extent lawful:

  •
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officer's certificate stating the aggregate principal amount of such notes or portions of such notes being purchased.

        We will publicly announce the results of the Change of Control Offer on or as soon as possible after the date of purchase.

        Except as described above, the indenture does not contain provisions that permit holders to require us to purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event with respect to the notes if a third party makes such an offer in the manner, at the time and otherwise in compliance with the requirements for an offer made by us and the third party purchases all notes with respect the notes properly tendered and not withdrawn under its offer. In addition, we will not purchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

        We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

        "Change of Control" means the occurrence of any of the following:

          (1)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (other than us or a Subsidiary) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of securities; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially any securities, (A) tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's affiliates until such tendered securities are accepted for purchase or exchange thereunder or (B) if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

          (2)   the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of the Subsidiaries, taken as a whole, to one or more persons (other than to us or a Subsidiary); provided, however, that none of the circumstances in this clause (2) will be a Change of Control if the persons that beneficially own our Voting Stock immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all of the outstanding Voting Stock of the surviving or transferee person immediately after the transaction;

          (3)   we consolidate with, or merge with or into, any person or any such person consolidates with, or merges with or into, us, in either case, pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of our Voting Stock outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person immediately after giving effect to such transaction; or

          (4)   the adoption of a plan relating to our liquidation or dissolution.

        Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) we become a direct or indirect wholly-owned subsidiary of a holding company (i.e., a parent company) and (b)(1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (2) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; provided that any series of related transactions shall be treated as a single transaction. The term "person," as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Event with respect to the notes.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

        "Moody's means Moody's Investors Service, Inc., or any successor thereto.

        "Rating Agencies" means each of Moody's and S&P and, if any of Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody's or S&P, or all of them, as the case may be.

        "Rating Event" means the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).

        "S&P" means S&P Global Ratings, a division of S&P Global Inc. or any successor thereto.

        "Voting Stock" means, with respect to any specified "person" (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors or equivalent body of such person.

Covenants

        The following covenants are set forth in the indenture and will apply to us and certain Subsidiaries for so long as any notes remain outstanding under the indenture. These covenants restrict our ability and the ability of these Subsidiaries to enter into certain transactions.

        However, these covenants do not limit us or any Subsidiary from incurring Indebtedness nor do they require us or any Subsidiary to comply with financial ratios or to maintain specific levels of net worth or liquidity.

Limitation on Liens

        We will not, and we will not permit any North American Subsidiary to, directly or indirectly, issue, assume or guarantee any Indebtedness if that Indebtedness is secured by any Lien upon any of our Principal Property or the Principal Property of a North American Subsidiary, without effectively securing the notes equally and ratably with that Indebtedness for so long as such Indebtedness is so secured. The foregoing restriction does not apply to:

          (1)   Liens on any property acquired, constructed or improved by us or any North American Subsidiary after the date of the indenture which are created or assumed contemporaneously with or within one year after the acquisition of such property, or completion of construction or improvement thereon, or within one year thereafter pursuant to a firm commitment for financing arrangements entered into within that one-year period to secure or provide for the payment of the purchase price or cost thereof; provided that the aggregate principal amount of Indebtedness secured by such Liens will not exceed the cost of the property or assets so acquired, constructed or improved;

          (2)   Liens existing on any property at the time of acquisition thereof from a Person merged or consolidated with or into us or a North American Subsidiary; provided that the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation;

          (3)   Liens on property of any Person existing at the time that Person becomes a North American Subsidiary;

          (4)   Liens existing on any property at the time of acquisition thereof (in addition to Liens contemplated by clauses (2) and (3) above);

          (5)   Liens to secure Indebtedness of a North American Subsidiary owed to us or Indebtedness of us or a North American Subsidiary owed to another North American Subsidiary;

          (6)   Liens consisting solely of encumbrances, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purpose;

          (7)   any Lien existing on the date of the indenture; or

          (8)   Liens for the sole purpose of extending, renewing, replacing or refinancing Indebtedness secured by any Lien referred to in the foregoing clauses (1) to (7), inclusive; provided, however, that the principal amount of Indebtedness secured by that Lien shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, replacement or refinancing, and that such extension, renewal, replacement or refinancing shall be limited to the property that secured the Lien so extended, renewed, replaced or refinanced (plus improvements on such property).

        The foregoing limitation on Liens will not apply to the issuance, assumption or guarantee by us or any North American Subsidiary of Indebtedness secured by a Lien which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other Indebtedness of us and the North American Subsidiaries secured by Liens (not including Liens permitted under the foregoing exceptions) that would otherwise be subject to the foregoing restriction and the Value of Sale and Leaseback Transactions existing at that time (other than Sale and Leaseback Transactions that, if such Sale and Leaseback Transaction had been a Lien, would have been permitted under clauses (1) or (4) above and other than Sale and Leaseback Transactions as to which application of amounts have been made in accordance with clause (3) under "—Limitation on Sale and Leaseback Transactions"), does not at the time exceed the greater of 15% of Consolidated Net Tangible Assets and 10% of Consolidated Capitalization.

        The indenture does not limit the ability of any Subsidiary that is not a North American Subsidiary to issue, assume or guarantee any secured Indebtedness.

Limitation on Sale and Leaseback Transactions

        We will not, and we will not permit any North American Subsidiary to, enter into any Sale and Leaseback Transaction unless the net proceeds of the Sale and Leaseback Transaction are at least equal to the sum of all costs incurred by us or any North American Subsidiary in connection with the acquisition of, and construction of any improvements on, the Principal Property to be leased and:

          (1)   we or the North American Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased without equally and ratably securing the notes, pursuant to the first paragraph under "—Limitation on Liens";

          (2)   we or the North American Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased without equally and ratably securing the notes, pursuant to the second paragraph under "—Limitation on Liens"; or

          (3)   we or the North American Subsidiary will, within 180 days of the effective date of any such arrangement (or, in the case of clause (b) below, within six months thereafter pursuant to a firm purchase commitment entered into within such 180-day period) apply an amount equal to the proceeds from such Sale and Leaseback Transaction relating to such Principal Property to:

            (a)   the payment or other retirement of Indebtedness incurred or assumed by us or any North American Subsidiary that ranks senior or equal to the notes (other than Indebtedness owned or held by us or any North American Subsidiary); or

            (b)   the purchase of other Principal Property.

        The indenture does not limit the ability of any Subsidiary that is not a North American Subsidiary to enter into Sale and Leaseback Transactions.

Consolidation, Merger and Sale of Assets

        We may consolidate with or merge with or into any other Person, and we may sell, transfer, lease or convey all or substantially all of our properties and assets to another Person; provided that the following conditions are satisfied:

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  we are the continuing entity, or the resulting, surviving or transferee Person (the "Successor") is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the notes and the indenture;

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  immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

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  the trustee receives from us an officer's certificate and an opinion of counsel that the merger, consolidation, sale, transfer lease or conveyance and such supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

        If we consolidate or merge with or into any other Person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us in the indenture and the notes, with the same effect as if it had been an original party to the indenture and named in the notes. As a result, the Successor may exercise our rights and powers under the indenture and the notes, and we will be released from all of our liabilities and obligations under the indenture and under the notes.

        Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the notes for "new" notes, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the notes. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

Events of Default

        Each of the following events are defined in the indenture as an "event of default" (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the notes:

          (1)   default in the payment of principal of or premium, if any, on any notes when it becomes due and payable at its stated maturity, upon optional redemption, declaration or otherwise;

          (2)   default in the payment of any installment of interest, if any, on any notes for 30 days after it becomes due and payable;

          (3)   default in the deposit of any sinking fund payment, if any, when and as due in accordance with the terms of any notes;

          (4)   default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the notes (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes;

          (5)   a default or defaults under any Indebtedness, or any agreement under which there may be issued or by which there may be secured or evidenced any Indebtedness of us or any Subsidiary, which default or defaults, individually or in the aggregate:

            (a)   constitute(s) a failure to pay at least $250 million of the principal of such Indebtedness when due (unless such default or defaults is or are waived or cured within 30 days after the expiration of any applicable grace period); or

            (b)   has or have resulted in the acceleration of any portion of such Indebtedness having an aggregate principal amount equal to or in excess of $250 million,

in the case of each of clauses (a) and (b), without the overdue or accelerated portion of such Indebtedness having been discharged, or without such acceleration having been rescinded or annulled, within 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes;

          (6)   we pursuant to or within the meaning of any Bankruptcy Law:

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      commence a voluntary case or proceeding;

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      consent to the entry of an order for relief against us in an involuntary case or proceeding;

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      consent to the appointment of a Custodian of us or for all or substantially all of our property;

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      make a general assignment for the benefit of our creditors;

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      file a petition in bankruptcy or answer or consent seeking reorganization or relief;

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      consent to the filing of such petition or the appointment of or taking possession by a Custodian; or

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      take any comparable action under any foreign laws relating to insolvency; or

          (7)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

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      is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

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      appoints a Custodian of us or for all or substantially all of our property; or

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      orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws), and the order or decree remains unstayed and in effect for 90 days.

        If an event of default with respect to the notes (other than an event of default described under clauses (6) or (7) above) occurs and is continuing, the trustee by notice to us, or the holders of not less than 25% in aggregate principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default described under clauses (6) or (7) above occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

        The holders of not less than a majority in aggregate principal amount of the outstanding notes may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the notes, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

        An event of default for the notes will not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

        We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default.

        No holder of any notes will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

          (1)   an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the notes;

          (2)   the holders of not less than 25% of the aggregate principal amount of the outstanding notes have requested the trustee to institute proceedings in respect of such event of default;

          (3)   the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

          (4)   the trustee has failed to institute proceedings for 60 days after the receipt of such notice, request and offer of indemnity; and

          (5)   no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding notes.

        The holders of a majority in aggregate principal amount of outstanding notes will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the notes or exercising any trust or power conferred to the trustee, and to waive certain defaults. However, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the notes unless they have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        Notwithstanding the foregoing, the holder of any note will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that note on or after the due dates expressed in that note and to institute suit for the enforcement of payment.

  Definitions

        The following is a summary of certain defined terms used in the indenture.

        "Bankruptcy Law" means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors. "Consolidated Capitalization" means the total of all assets appearing on our consolidated balance sheet, less (A) current liabilities and (B) deferred income tax liabilities.

        "Consolidated Net Tangible Assets" means the total of all assets appearing on our consolidated balance sheet, less (A) current liabilities; (B) intangible assets, including without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset on such balance sheet; and (C) appropriate adjustments on account of minority interests of other Persons holding capital stock in any Subsidiary.

        "Custodian" means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

        "GAAP" means accounting principles generally accepted in the United States or any accounting principles permitted by the SEC for reporting companies (including, if applicable, International Financial Reporting Standards) as in effect from time to time.

        "Indebtedness" means, with respect to any Person at any time of determination, without duplication, the amount which in conformity with GAAP should then be shown on the balance sheet of such Person as a liability in respect of (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued by such Person, (d) all obligations of such Person for the deferred purchase price of property not constituting a current liability, (e) all capital lease obligations of such Person, (f) net obligations of such Person in respect of interest rate protection agreements, (g) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (h) all guarantees by such Person of Indebtedness of others, other than endorsements for collection or deposit in the ordinary course of business, and (i) all Indebtedness of others secured by any Lien on property owned by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that Indebtedness of any Person will not include any obligations or guarantees of obligations of such Person relating to leases which would not have been accounted for as a liability on a balance sheet of such Person in accordance with GAAP as in effect on August 4, 2018, even if those obligations or guarantees of obligations would be included as liabilities on the balance sheet of such Person at the time of determination.

        "Lien" means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, but excluding pledges or deposits under worker's compensation, unemployment insurance or similar statutes, mechanics', workmen's or other similar liens arising in the ordinary course of business or deposits or pledges to obtain the release of any such liens, certain liens for taxes, assessments or governmental charges or levies, landlord's liens on property held under lease, easements and other liens or encumbrances similar to the foregoing.

        "North American Subsidiary" means a Subsidiary formed under the laws of, or conducting its principal operations within (1) the United States, any state thereof or the District of Columbia or (2) Canada or any province or territory thereof.

        "Person" means an individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

        "Principal Property" means any real property or any permanent improvement thereon owned by us or any North American Subsidiary, including, without limitation, any store, warehouse or distribution center, that has a net book value (after deduction of accumulated depreciation) in excess of 0.50% of Consolidated Net Tangible Assets.

        "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing to us or any Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between us and a Subsidiary or between Subsidiaries), which Principal Property has been or is to be sold or transferred by us or such Subsidiary to such Person.

        "Subsidiary" means any corporation, partnership, joint venture, limited liability company, association or other business entity of which more than 50% of the outstanding voting stock (or equivalent equity interest) is owned, directly or indirectly, by us or by one or more other Subsidiaries (or a combination thereof).

        "Value" means, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Leaseback Transaction and (2) the sum of all costs to us or any Subsidiary incurred in connection with the acquisition of such property and the construction of any improvements thereon, as determined in good faith by us or such Subsidiary at the time of entering into such Sale and Leaseback Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Leaseback Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard to any renewal or extension options contained in the lease.

Modification and Waivers

        Modification and amendments of the indenture and the notes may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

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  change the stated maturity of the principal of, or installment of interest on, any note;

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  reduce the principal amount of any note or reduce the amount of the principal of any note which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any note;

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  reduce any premium payable on the redemption of any note or change the date on which any note may or must be redeemed;

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  change the coin or currency in which the principal of or premium, if any, or interest on any note is payable;

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  impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any note (or, in the case of redemption, on or after the redemption date);

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  reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required in order to take certain actions;

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  reduce the requirements for quorum or voting by holders of notes in the indenture or the notes;

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  modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the notes except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or

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  modify any of the above provisions.

        We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the notes with respect to the following:

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  to add to our covenants for the benefit of holders of the notes or to surrender any right or power conferred upon us;

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  to evidence the succession of another Person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under "—Covenants—Consolidation, Merger and Sale of Assets";

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  to add any additional events of default for the benefit of holders of the notes;

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  to add one or more guarantees for the benefit of holders of the notes;

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  to secure the notes pursuant to the covenants of the indenture;

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  to add or appoint a successor or separate trustee or other agent;

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  to provide for the issuance of additional notes;

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  to establish the form or terms of notes as permitted by the indenture;

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  to comply with the rules of any applicable securities depository;

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  to provide for uncertificated notes in addition to or in place of certificated notes;

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  to cure any ambiguity, omission, defect or inconsistency; or

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  to change any other provision, provided that the change does not adversely affect the interests of the holders of notes in any material respect.

        The holders of at least a majority in aggregate principal amount of the outstanding notes may, on behalf of the holders of all notes, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding notes may, on behalf of the holders of all notes, waive any past default and its consequences under the indenture with respect to the notes, except a default (1) in the payment of principal of or premium, if any, or interest on the notes or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

        We may discharge certain obligations to holders of the notes that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal, premium, if any, and interest to the date of such deposit (if the notes have become due and payable) or to the maturity thereof or the redemption date of the notes, as the case may be. We may direct the trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short- term U.S. Treasury securities.

        The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the notes (except for, among other things, obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency with respect to the notes and to hold moneys for payment in trust) ("legal defeasance") or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the notes and clauses (4), (5) and (8) under "—Events of Default" will no longer be applied ("covenant defeasance"). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the notes on the scheduled due dates therefor.

        If we effect covenant defeasance with respect to the notes, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the notes at the time of the stated maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

        We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the notes to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Book-Entry; Delivery and Form; Global Securities

        The notes will be issued in the form of one or more global securities, in definitive, fully registered form without interest coupons, each of which we refer to as a "global security." Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

        We will not issue certificated securities to you for the notes you purchase, except in the limited circumstances described below. Each global security will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased and beneficially own notes. Each participant will then keep a record of its clients who have purchased and beneficially own notes. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. DTC, its nominee and their successors may, however, transfer a global security as a whole to one another, and these transfers are required to be recorded on our records or a register to be maintained by the security registrar.

        Additional information concerning book-entry procedures, as well as DTC, Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking, société anonyme ("Clearstream") is set forth under "Description of the Debt Securities—Book-Entry; Delivery and Form; Global Securities" in the accompanying prospectus.

        Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global securities will be made only through, records maintained by DTC and its participants. When you purchase notes through the DTC system, the purchases must be made by or through a direct participant, which will receive credit for the notes on DTC's records. When you actually purchase notes, you will become the beneficial owner of those notes. Your ownership interest will be recorded only on the direct or indirect participants' records. DTC will have no knowledge of your individual ownership of the notes. DTC's records will show only the identity of the direct participants and the amount of the notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers.

        The paying agent will wire payments on the notes to DTC's nominee. The trustee, any paying agent and we will treat DTC's nominee as the owner of each global security for all purposes.

        Accordingly, the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by us directly to DTC, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder.

        It is DTC's current practice, upon receipt of any payment of principal, interest, redemption prices, distributions or liquidation amounts, to credit direct participants' accounts proportionately on the payment date based on their holdings. In addition, it is DTC's current practice to pass through any consenting or voting rights to such participants by using an omnibus proxy. Those participants will, in turn, make payments to and solicit votes from you, the beneficial owner of notes, based on their customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee, any paying agent or our company.

        Notes represented by global securities will be exchangeable for certificated securities with the same terms in authorized denominations only in the circumstances described in "Description of the Debt Securities—Book-Entry; Delivery and Form; Global Securities" in the accompanying prospectus. If the global securities are exchanged for certificated securities, the trustee, as security registrar, will keep the registration books for the notes at its corporate trust office and follow customary practices and procedures regarding those certificated securities.

        Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

        Although DTC, Clearstream and Euroclear have agreed to the procedures described below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

        Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the notes will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream or Euroclear participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant's account will instead be valued as of the actual settlement date.

        You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

The Trustee, Paying Agent and Security Registrar

        U.S. Bank National Association will be the trustee, paying agent and security registrar with respect to the notes and maintains banking relationships with us and with affiliates of ours.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes. This summary is based on the U.S. Internal Revenue Code of 1986 (the "Code") and the Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the "IRS"), all as of the date hereof and all of which are subject to change, possibly with retroactive effect. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below, and there can be no assurance the IRS or a court will not take a contrary position regarding these matters.

        If you are a prospective purchaser of notes, you should consult your own tax advisor with respect to the U.S. federal, state, local, and other tax consequences of purchasing, owning, or disposing of notes.

        This summary is for general information only and is not intended to constitute a complete analysis of all U.S. federal income tax considerations relating to the purchase, ownership, and disposition of notes. It does not address alternative minimum tax consequences or the additional tax on net investment income, nor does it address the U.S. federal estate and gift tax or any state, local, or non-U.S. tax consequences. This summary is limited to consequences to holders that purchase the notes for cash at original issue at their "issue price" (i.e., the first price at which a substantial amount of the notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers) and hold the notes as "capital assets" (generally, property held for investment).

        This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of notes in light of their specific circumstances or the tax considerations applicable to holders that may be subject to special U.S. federal income tax rules, such as: certain accrual-method taxpayers subject to special tax accounting rules under Section 451(b) of the Code; financial institutions; insurance companies; real estate investment trusts; regulated investment companies; brokers, dealers, or traders in stocks, securities, or currencies or notional principal contracts; tax-exempt entities; former citizens or long-term residents of the United States; U.S. Holders (as defined below) that have a functional currency that is not the U.S. dollar; persons that will hold notes as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes; "controlled foreign corporations;" "passive foreign investment companies;" and partnerships or other pass-through entities. If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships considering an investment in notes, and the partners in those partnerships, should consult their own tax advisors.

        For purposes of this discussion, a "U.S. Holder" means a beneficial owner of notes that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

        For purposes of this discussion, the term "Non-U.S. Holder" means a beneficial owner of notes that is not a U.S. Holder.

Effect of Certain Contingencies

        In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the notes or may pay amounts at times other than on the scheduled interest payment dates or the maturity date (see "Description of the Notes—Optional Redemption," and "Description of the Notes—Offer to Purchase Upon Change of Control Triggering Event"). These potential payments may implicate the provisions of Treasury Regulations relating to "contingent payment debt instruments." Although the matter is not free from doubt, we intend to take the position that the possibility of the foregoing payments does not result in the notes being treated as contingent payment debt instruments. Our position is binding on a holder subject to U.S. federal income taxation unless the holder discloses its contrary position to the IRS in accordance with applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, a holder might be required to accrue ordinary interest income on the notes in an amount greater than, and with timing different from the timing described herein with respect to, the stated interest and to treat any gain realized on a taxable disposition of the notes as ordinary interest income rather than capital gain. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

U.S. Holders

Interest

        Stated interest on the notes will be taxable as ordinary income at the time it is received or accrued, in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

        The notes are not expected to be issued with original issue discount ("OID") for U.S. federal income tax purposes. The notes will be treated as issued with OID if their principal amount exceeds their issue price by at least a de minimis amount (0.25% of the principal amount multiplied by the number of complete years from the issue date of the notes until their maturity). If the notes are treated as issued with OID pursuant to these rules, a U.S. Holder would be required to include OID in income as it accrues based on a constant yield to maturity method before the receipt of corresponding cash payments. The remainder of this discussion assumes that the notes are issued with less than a de minimis amount of OID.

Sale or Other Taxable Disposition

        A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement, or other taxable disposition of a note generally equal to the difference between (i) the amount realized less amounts attributable to any accrued but unpaid stated interest (which will be taxable as ordinary income to the extent not previously included in income) and (ii) the U.S. Holder's adjusted tax basis in the note. The amount realized includes the cash and the fair market value of any property received in exchange for the note. A U.S. Holder's adjusted tax basis in a note generally will be equal to the amount that the U.S. Holder paid for the note. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the note for more than one year. Long-term capital gains recognized by certain non-corporate persons, including individuals, generally are taxable at a reduced rate. The deductibility of capital losses is subject to significant limitations.

Information Reporting and Backup Withholding

        Payments of interest on the notes and proceeds from the sale or other disposition of the notes are expected to be reported to the IRS as required by applicable Treasury Regulations. Backup withholding will apply to these payments if the U.S. Holder fails to provide an accurate taxpayer identification number and certification that it is not subject to backup withholding (generally on an IRS Form W-9) or otherwise fails to comply with the applicable backup withholding requirements. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain holders are exempt from information reporting and backup withholding. You should consult your own tax advisor regarding qualification for an exemption and the procedures for obtaining such an exemption.

Non-U.S. Holders

Interest

        Subject to the discussion below regarding backup withholding and FATCA, interest paid to a Non-U.S. Holder with respect to the notes generally will not be subject to U.S. federal income tax provided that (i) such interest is not effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States and (ii) the Non-U.S. Holder:

  •
  does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  is not a "controlled foreign corporation" that is related directly or constructively to us through stock ownership;

  •
  is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  timely and properly provides the applicable withholding agent with a statement certifying, among other things, that the Non-U.S. Holder is not a "United States person" within the meaning of the Code (generally on IRS Form W-8BEN or W-8BEN-E).

        If the Non-U.S. Holder cannot satisfy any of the requirements set forth above, the interest paid on the notes will be subject to a 30% withholding tax unless the Non-U.S. Holder provides either (i) a properly executed IRS Form W-8BEN or W-8BEN-E claiming an exemption from or reduction in withholding under an applicable tax treaty or (ii) a properly executed IRS Form W-8ECI stating that interest paid on the notes is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States and is includible in the Non-U.S. Holder's gross income.

        If the Non-U.S. Holder is engaged in a trade or business in the United States and the interest on the note is effectively connected with the conduct of that trade or business, payments of interest will not be subject to the 30% withholding tax but generally will be subject to U.S. federal income tax in the same manner as described above for a U.S. Holder (subject to any modification provided under an applicable income tax treaty). If the Non-U.S. Holder is a corporation, it may also be subject to a branch profits tax equal to 30% (or lower treaty rate, if applicable) of its earnings and profits, subject to certain adjustments, that are effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business.

Sale or Other Taxable Disposition

        Subject to the discussion below regarding backup withholding and FATCA, any gain recognized by a Non-U.S. Holder on a sale, exchange, redemption, retirement, or other taxable disposition of a note generally will not be subject to U.S. federal income tax provided that:

  •
  such gain is not effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States; and

  •
  if the Non-U.S. Holder is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

        If the Non-U.S. Holder is engaged in a trade or business in the United States and the gain recognized on the disposition is effectively connected with the conduct of that trade or business, the disposition of notes will generally be subject to U.S. federal income tax in the same manner as described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). If the Non-U.S. Holder is a corporation, it may also be subject to a branch profits tax equal to 30% (or lower treaty rate, if applicable) of its earnings and profits for the taxable year, subject to certain adjustments, that are effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business. If the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the disposition, such gain (which may be offset by certain U.S. source losses) generally will be subject to a 30% tax (or lower treaty rate, if applicable).

        To the extent that the amount realized on any sale, exchange, redemption or other taxable disposition of the notes is attributable to accrued but unpaid interest, such amount will be treated as interest for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

        Payments of interest on the notes and proceeds from the sale or other disposition of the notes are expected to be reported to the IRS as required by applicable Treasury Regulations. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established. Payments of proceeds from the sale or other disposition of the notes generally will be subject to information reporting if the disposition is effected within the United States or through certain U.S.-related financial intermediaries unless the Non-U.S. Holder provides the applicable withholding agent with a statement certifying, among other things, that the Non-U.S. Holder is not a "United States person" within the meaning of the Code (generally on IRS Form W-8BEN or W-8BEN-E). Payments subject to information reporting may be subject to backup withholding if the Non-U.S. Holder fails to certify the holder's non-U.S. status as described above. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the Non-U.S. Holder's U.S. federal income tax liability provided that the required information is timely furnished to the IRS. You should consult your own tax advisors regarding qualification for an exemption and the procedures for obtaining such an exemption.

Foreign Account Tax Compliance

        Sections 1471 through 1474 of the Code (commonly referred to as "FATCA") impose a separate reporting regime and potentially a 30% withholding tax on certain payments, including payments of interest on the notes and, for a sale or other disposition of notes after December 31, 2018, payments of gross proceeds from such disposition. Withholding under FATCA generally applies to payments made to or through a foreign entity if such entity fails to satisfy certain disclosure and reporting rules. These rules generally require (i) in the case of a foreign financial institution, that the financial institution agree to identify and provide information in respect of financial accounts held (directly or indirectly) by

U.S. persons and U.S.-owned entities, and, in certain instances, to withhold on payments to account holders that fail to provide the required information, and (ii) in the case of a non-financial foreign entity, that the entity either identify and provide information in respect of its substantial U.S. owners or certify that it has no such U.S. owners.

        Holders typically will be required to furnish certifications (generally on an IRS Form W-9 or the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the noteholder satisfies the holder's own FATCA obligations.

        The United States and a number of other jurisdictions have entered into intergovernmental agreements to facilitate the implementation of FATCA. Any applicable intergovernmental agreement may alter one or more of the FATCA information reporting and withholding requirements. You are encouraged to consult with your own tax advisor regarding the possible implications of FATCA on your investment in the notes, including the applicability of any intergovernmental agreements.

UNDERWRITING

        We and the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and U.S. Bancorp Investments, Inc. are acting as representatives, have entered into an underwriting agreement dated as of the date of this prospectus supplement relating to the offer and sale of the notes. In the underwriting agreement, we have agreed to sell to each underwriter severally, and each underwriter has agreed severally to purchase from us, the principal amount of notes that appears opposite the name of that underwriter below:

Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$
Credit Suisse Securities (USA) LLC
U.S. Bancorp Investments, Inc.
BBVA Securities Inc.

Total	$

        The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of an officer's certificate and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price set forth on the cover of this prospectus supplement, and may offer notes to certain dealers at such price less a concession not in excess of        % of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of        % of the principal amount of the notes to certain other dealers. After the public offering of the notes, the public offering price and other selling terms may be changed.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The expenses of the offering, not including the underwriting discount, are estimated to be $            and are payable by us.

New Issue of Notes

        There is currently no public trading market for the notes. In addition, we have not applied and do not intend to apply to list the notes on any securities exchange or on an automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion without notice. Therefore, we cannot assure you that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable.

Price Stabilization and Short Positions

        In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If an underwriter creates a short position in the notes in connection with the offering, i.e., if it sells more notes than are on the cover page of this prospectus supplement, the underwriter may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

        Certain underwriters and their affiliates have engaged in, and may in the future engage in, investment banking services and other commercial dealings in the ordinary course of business with us or our affiliates. In particular, affiliates of certain of the underwriters are lenders and perform other roles under our revolving credit facility. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture governing the notes. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of those underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Sales Outside the United States

        The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

European Economic Area

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, as amended (the "Financial Instruments and Exchange Law"), and each underwriter will not offer or sell any of the notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, and if the issuer has not notified the dealer(s) on the classification of the notes under and pursuant to Section 309(B)(1) of the Securities and Futures Act, Chapter 289 Singapore (the "SFA"), this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 or, as the case may be, Section 276(2) of the SFA, (ii) to an accredited investor pursuant to Section 275(1), or (iii) as the case may be, Section 276(2), and in accordance with the conditions specified in Section 275 of the SFA.

Switzerland

        The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the "SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under, art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, us, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Taiwan

        The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and

Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

Australia

        No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) ("Corporations Act")) has been or will be lodged with the Australian Securities and Investments Commission ("ASIC") or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

        The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

  a)
  the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

  b)
  the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

  c)
  the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

  d)
  the offer or invitation does not constitute an offer or invitation to a person in Australia who is a "retail client" as defined for the purposes of Section 761G of the Corporations Act; and

  e)
  such action does not require any document to be lodged with ASIC or the ASX.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the notes by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference herein.

        We incorporate by reference into this prospectus supplement the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

  •
  our Annual Report on Form 10-K for the period ended February 3, 2018;

  •
  our Definitive Proxy Statement on Schedule 14A filed on May 2, 2018 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the period ended February 3, 2018);

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 5, 2018 and August 4, 2018;

  •
  our Current Reports on Form 8-K filed on March 1, 2018, March 6, 2018, March 22, 2018, April 20, 2018, June 14, 2018, July 25, 2018, August 15, 2018 (item 8.01 only) and on Form 8-K/A filed on June 14, 2018; and

  •
  any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of the offering of notes by means of this prospectus supplement.

        To obtain copies of these filings, see "Where You Can Find More Information" in the accompanying prospectus.

LEGAL MATTERS

        The validity of the notes will be passed upon for us by Dorsey & Whitney LLP, Minneapolis, Minnesota. The validity of the notes will be passed on for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

PROSPECTUS

Best Buy Co., Inc.

Debt Securities

        We may, from time to time, offer to sell debt securities in one or more offerings. This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities in prospectus supplements to this prospectus.

        We may offer and sell these debt securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Investing in our debt securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated September 18, 2018

        We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the "SEC"). We have not authorized any other person to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We are not making an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), utilizing a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell in one or more offerings any of our debt securities described in this prospectus.

        This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

        You should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

        References in this prospectus to "we," "us" and "our" and all similar references are to Best Buy Co., Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. However, in the "Description of the Debt Securities" section of this prospectus, references to "we," "us" and "our" are to Best Buy Co., Inc. (parent company only) and not to any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

        We also make available, free of charge, on or through our Internet web site (http://www.investors.bestbuy.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed under the heading "Incorporation by Reference." In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Best Buy Co., Inc., 7601 Penn Avenue South, Richfield, Minnesota 55423, telephone: (612) 291-1000.

        We have filed with the SEC a registration statement on Form S-3 relating to the debt securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's Internet web site referenced above.

 INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the debt securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        We incorporate by reference into this prospectus the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

  •
  our Annual Report on Form 10-K for the fiscal year ended February 3, 2018;

  •
  our Definitive Proxy Statement on Schedule 14A filed on May 2, 2018 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended February 3, 2018);

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 5, 2018 and August 4, 2018;

  •
  our Current Reports on Form 8-K filed on March 1, 2018, March 6, 2018, March 22, 2018, April 20, 2018, June 14, 2018, July 25, 2018, August 15, 2018 (item 8.01 only) and on Form 8-K/A filed on June 14, 2018; and

  •
  any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of debt securities by means of this prospectus.

        To obtain copies of these filings, see "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "foresee," "plan," "project," "outlook," "will," and other words and terms of similar meaning. Forward-looking statements reflect our current view with respect to future events and trends and are subject to certain risks, uncertainties and assumptions, which may cause actual results and trends to differ materially from the forward-looking statements. Actual results and trends could differ materially from historical or expected results depending on, among others, the following factors:

  •
  competition from multi-channel retailers, e-commerce businesses, technology service producers, traditional store-based retailers and vendors and mobile network carriers that offer products and services directly to customers;

  •
  our ability to maintain or increase our revenues and profit margins;

  •
  our products' susceptibility to technological advancement, product lifecycle fluctuations, and changes in customers' preferences and spending;

  •
  risks associated with our vendors and mobile network carriers;

  •
  changes in U.S. or international economic or political conditions;

  •
  product safety and quality concerns;

  •
  risks associated with our focus on services as a strategic priority;

  •
  macroeconomic pressures in the markets in which we operate affecting consumer spending;

  •
  interruptions and other factors affecting our supply chain;

  •
  our ability to attract, develop, and retain appropriately qualified employees, including employees in key positions;

  •
  our success in navigating the business, financial, and regulatory risks associated with our strategy to expand into new products, services, and technologies;

  •
  our ability to maintain positive brand perception and recognition;

  •
  failure to effectively manage our real estate portfolio;

  •
  failure to effectively manage our costs;

  •
  constraints in the capital markets or our vendor credit terms;

  •
  changes in our credit ratings affecting our access to capital and our costs to borrow;

  •
  the cash flows and net earnings we generate during our fourth fiscal quarter, which includes the majority of the holiday shopping season;

  •
  promotional activity of our competitors;

  •
  failure to effectively manage strategic ventures, alliances or acquisitions;

  •
  failure to prevent or effectively respond to a breach of the privacy or security of our customer, employee, vendor or company information;

  •
  a failure of or interruption to our information technology systems;

  •
  weather or natural disasters or other unexpected events or developments affecting us;

  •
  acts of war or terrorism;

  •
  additional product, supply chain and legal risks associated with our exclusive brands products;

  •
  changes in our statutory, regulatory and legal environments;

  •
  changes to labor or employment laws or regulations;

  •
  our ability, in light of economic, regulatory and other developments, to offer attractive promotional financing to our customers;

  •
  risks associated with our utilization of third-party vendors for certain aspects of our business operations;

  •
  risks associated with our international activities, which include many of the risks associated with our domestic activities, as well as risks associated with the legislative, judicial, regulatory, political, economic and cultural factors specific to the countries or regions in which we operate;

  •
  our inability to meet the financial performance guidance or other forward-looking statements we have provided to the public; and

  •
  other matters referred to in our SEC filings.

        A detailed discussion of these and other risks and uncertainties that could cause actual results and trends to differ materially from such forward-looking statements is included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 3, 2018 under the heading "Risk Factors" and as may be included from time to time in our other reports filed with the SEC.

        We undertake no obligation to update to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

 OUR COMPANY

        We are a leading provider of technology products, services and solutions. We offer these products and services to customers who visit our stores, engage with Geek Squad agents or use our websites or mobile applications. We have retail operations in the United States, Canada and Mexico.

        We operate two reportable segments: Domestic and International. The Domestic segment is comprised of the operations in all states, districts and territories of the United States, operating under various brand names including Best Buy, bestbuy.com, Best Buy Mobile, Best Buy Direct, Best Buy Express, Geek Squad, Magnolia Home Theater and Pacific Kitchen and Home. On February 28, 2018, we announced our intention to close all of our remaining Best Buy Mobile stand-alone stores by May 31, 2018, which we achieved in the second fiscal quarter. The International segment is comprised of all operations in Canada and Mexico under the brand names Best Buy, Best Buy Express, Best Buy Mobile, Geek Squad and the domain names bestbuy.ca and bestbuy.com.mx.

        Our purpose is: to enrich our customers' lives through technology. We aim to fulfill our purpose by addressing key human needs in areas like entertainment, productivity, communication, food, security, and health and wellness. We believe we are in an opportunity rich environment, and that Best Buy is well-positioned to capitalize on these opportunities because our combination of assets and capabilities gives us the ability to serve customers online, in stores or in their homes. Our business strategy is based on offering high levels of customer service and a full range of services to complement the products we offer.

        Best Buy Co., Inc. is a Minnesota corporation whose principal executive offices are located at 7601 Penn Avenue South, Richfield, Minnesota 55423. Our main telephone number is (612) 291-1000.

        References to our website addresses do not constitute incorporation by reference of the information contained on the websites.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated.

	Six Months Ended		Fiscal Years Ended
	August 4, 2018	July 29, 2017	February 3, 2018	January 28, 2017	January 30, 2016	January 31, 2015	February 1, 2014
Ratio of earnings to fixed charges(1)	4.83	4.96	6.86	6.97	5.16	5.08	4.06

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings represents earnings before income tax expense, noncontrolling interests and equity in income (loss) of affiliates plus fixed charges; and fixed charges include: (a) interest expense; (b) amortization of capitalized expenses related to debt; and (c) the portion of rental expense which management believes is representative of the interest component of rent expense.

USE OF PROCEEDS

        Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from sales of the debt securities for general corporate purposes, which may include the following: refunding, repurchasing, retiring upon maturity or redeeming existing debt; funding for working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions.

DESCRIPTION OF THE DEBT SECURITIES

        We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of such debt securities in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K filed with the SEC, the information in which would be incorporated by reference in this prospectus and such report will be identified in the applicable prospectus supplement.

        We will issue the debt securities in one or more series under an indenture between us and U.S. Bank National Association, as trustee. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

        We have incorporated the indenture as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and is or will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture and any form of debt security that has been filed in the manner described under "Where You Can Find More Information."

        Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to "we," "us" and "our" are to Best Buy Co., Inc. (parent company only) and not to any of its subsidiaries. References to the "applicable prospectus supplement" are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

        We may offer the debt securities from time to time in as many distinct series as we may determine. All debt securities will be our senior obligations. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of that series (except for the public offering price, issue date and first interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

        The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under "—Book-Entry; Delivery and Form; Global Securities" and will trade in book-entry form only.

        Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

        Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, unless those debt securities are previously redeemed or purchased and cancelled.

        Unless specified otherwise in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

        The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and/or the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

  •
  the title of the series;

  •
  the maximum aggregate principal amount, if any, established for debt securities of the series;

  •
  the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

  •
  the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

  •
  the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

  •
  the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

  •
  our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holders thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

  •
  if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

  •
  if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

  •
  if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holders thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

  •
  if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

  •
  if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

  •
  if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

  •
  if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

  •
  the events of default applicable to any debt securities of the series and the rights of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

  •
  the covenants applicable to debt securities of the series;

  •
  if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

  •
  whether the debt securities of the series will be guaranteed and, if so, the identity of the guarantors, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the guarantors;

  •
  whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor; and

  •
  any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Payment and Transfer or Exchange

        Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose (which initially will be the corporate trust office of the trustee located at U.S. Bank Global Corporate Trust, Attn: Bondholder Services—EP-MN-WS2N, 111 Fillmore Avenue East, St. Paul, Minnesota 55107-1402). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company ("DTC") or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See "—Book-Entry; Delivery and Form; Global Securities."

        A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

        We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

        The registered holder of a debt security will be treated as the owner of it for all purposes.

        Subject to applicable unclaimed property laws, all amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Same-Day Settlement and Payment

        Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

        Unless otherwise provided in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a "global security." Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

        Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

        The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

          (1)   DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

          (2)   we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

          (3)   an event of default with respect to the debt securities will have occurred and be continuing and DTC requests the issuance of certificated securities.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Regarding The Trustee

        U.S. Bank National Association is the trustee under the indenture.

        The trustee is permitted to engage in transactions with us and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

 PLAN OF DISTRIBUTION

        We may sell the debt securities described in this prospectus from time to time in one or more transactions:

  •
  to purchasers directly;

  •
  to underwriters for public offering and sale by them;

  •
  through agents;

  •
  through dealers; or

  •
  through a combination of any of the foregoing methods of sale.

        We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the debt securities. A prospectus supplement will describe the terms of any sale of debt securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

        The applicable prospectus supplement will name any underwriter involved in a sale of debt securities. Underwriters may offer and sell debt securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of debt securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may be involved in any "at the market" offering of debt securities by or on our behalf.

        Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

        Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities if any are purchased.

        The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

        We will name any agent involved in a sale of debt securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

        If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

        Underwriters, dealers and agents participating in a sale of the debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

        Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Unless we indicate differently in a prospectus supplement, we will not list the debt securities on any securities exchange. The debt securities will be a new issue of securities with no established trading market. Any underwriters that purchase the debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We can provide no assurance as to the liquidity of or the trading markets for any debt securities.

 VALIDITY OF THE SECURITIES

        The validity of the securities will be passed upon for us by Dorsey & Whitney LLP, Minneapolis, Minnesota, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from Best Buy Co., Inc.'s Annual Report on Form 10-K for the fiscal year ended February 3, 2018 and the effectiveness of Best Buy Co., Inc.'s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and the financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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Best Buy Co., Inc.

                        % Notes due

PROSPECTUS SUPPLEMENT

Joint Active Book-Running Managers

BofA Merrill Lynch	Credit Suisse	US Bancorp

Passive Book-Running Manager

BBVA

                        , 2018